Exhibit 99.1

              FARO'S NEW ORDERS GROW 57% IN THE SECOND QUARTER;
                          EARNINGS EXPECTED TO BE LOWER

    LAKE MARY, Fla., July 18 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today reported sales of approximately $30.9 million in the fiscal second quarter ended July 2, 2005, a 28.2% increase from $24.1 million in the second quarter of 2004. The Company also reported new order bookings of approximately $34.5 million during the second quarter, an increase of $12.6 million, or 57.5% compared with approximately $21.9 million in the year-ago quarter. Backlog grew $3.6 million in the quarter to $6.1 million, and the Company expects to bring backlog down to approximately $3.0 million or less by the end of the third quarter. The Company has previously announced that it is accelerating its plans to establish a manufacturing plant in Singapore to address the growth in orders in the Asia/Pacific region.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )
    The Company expects earnings per share for the second quarter of 2005 to be significantly less than the $0.29 it earned in the year-ago quarter because of lower gross margin, higher SG&A expenses as a percentage of sales and a short term inability to ship late arriving orders.

    "We continued to invest in growth-related initiatives in the second quarter, which will impact our earnings for the quarter, but these initiatives are already paying off in terms of the growth in new orders," said Simon Raab, FARO's Chairman and CEO. "One of the reasons that we give only annual guidance is that we expect to have some quarters where we take initiatives which may lower earnings in the short term, but which result in long term top and bottom line growth."

    The Company expects to issue its complete earnings release for the second quarter of 2005 on August 8, 2005. The Company also announced that it would no longer regularly pre-release revenues and new orders between the end of a quarter and its earnings release.

    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward- looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

    Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

    * the failure to effectively manage our growth;
    * the failure to increase our production to bring our backlog down to $3 million or less by the third quarter of 2005;
    * the failure to open our manufacturing plant in Singapore in 2005;
    * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

    Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

    About FARO:

    FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage and Gage-Plus(TM), Platinum and Titanium model FARO Arms(R), SI and X model FARO Laser Trackers(R), Laser Scanner LS and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at http://www.faro.com .

CONTACT: Greg Fraser, EVP, FARO Technologies, +1-407-333-9911, or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO Technologies/
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